SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 3, 2001
(To Prospectus dated November 27, 2000)


                               CWABS MASTER TRUST
                        (for the Series 2001-B Subtrust)
                                     Issuer

                                   CWABS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                           Sponsor and Master Servicer



          Revolving Home Equity Loan Asset Backed Notes, Series 2001-B

                                  ------------



----------------------------
The notes represent
obligations of the
CWABS Master Trust
for the Series 2001-B               The Notes
Subtrust only and not of
any other series trust of        o  This supplement relates to the offering
the CWABS Master                    of the notes of the series referenced
Trust and do not                    above. This supplement does not contain
represent an interest in            complete information about the offering
or obligation of                    of the notes. Additional information is
CWABS, Inc.,                        contained in the prospectus supplement
Countrywide Home                    dated May 3, 2001, prepared in
Loans, Inc., or any of              connection with the offering of the
their affiliates.                   notes of the series referenced above and
                                    in the prospectus of the depositor dated
This supplement may be              November 27, 2000. You are urged to read
used to offer and sell the          this supplement, the prospectus
notes only if                       supplement, the supplements described
accompanied by the                  above and the prospectus in full.
prospectus supplement
and the prospectus.              o  As of May 17, 2004, the note principal
----------------------------        balance of the notes was $127,338,573.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 14, 2004

                        DESCRIPTION OF THE MORTGAGE LOANS

         As of May 17, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 5,595 mortgage loans having an aggregate principal balance of approximately $131,241,168.

         The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.

                                                              As of May 1, 2004
                                                          ---------------------


Total Number of Mortgage Loans                                            5,595
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days.............................................          0.61%
         60-89 days.............................................          0.21%
         90 days or more (excluding pending foreclosures).......          0.88%
                                                                          -----
         Total Delinquencies....................................          1.70%
                                                                          =====
Foreclosures Pending............................................          0.23%
                                                                          -----
Total Delinquencies and foreclosures pending....................          1.93%
                                                                          =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Seven (7) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

         At March 31, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004, Countrywide provided servicing for approximately $22.33 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

         For the purposes of the following table:

         o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

         o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

         o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                 As of December 31, 2000       As of December 31, 2001        As of December 31, 2002      As of December 31, 2003
                 ------------------------ ------------------------- ------------------------- -------------------------------------
                   Principal                   Principal                      Principal                     Principal
                    Balance      Percentage    Balance       Percentage        Balance        Percentage     Balance     Percentage
                 --------------- -----------  ------------  ------------  -----------------  ------------ ------------  -----------
Portfolio... $3,748,790,561.82    --    $5,479,012,451.54     --      $  10,640,766,181.58      --     $18,965,891,972.70     --
Delinquency
percentage
  30-59 Days.$   14,580,950.53  0.39%   $   28,456,872.07   0.52%     $      42,864,688.91    0.40%    $    61,283,288.31  0.32%
  60-89 Days.     4,626,810.83  0.12%        7,555,089.12   0.14%            10,661,957.76    0.10%         15,962,355.26  0.08%
  90+ Days..     10,660,110.74  0.28%       21,422,742.71   0.39%            19,421,702.11    0.18%         37,736,971.30  0.20%
             -----------------  ------  -----------------   -----     ---------------------   -------- ------------------  -----
      Total. $   29,867,872.10  0.80%   $   57,434,703.90   1.05%     $      72,948,348.78    0.69%    $   114,982,614.87  0.61%
Foreclosure
Rate........ $    1,232,842.13  0.03%   $    3,142,409.33   0.06%     $       6,603,778.76    0.06%    $     4,984,448.78  0.03%
Bankruptcy
Rate........ $    9,192,831.89  0.25%   $   12,681,563.87   0.23%     $      43,053,210.55    0.40%    $    41,137,908.75  0.22%


                  As of March 31, 2004
                 --------------------------------------
                   Principal
                    Balance      Percentage
                 --------------------------------------
Portfolio... $22,333,207,662.00    --
Delinquency
percentage
  30-59 Days.$    59,352,029.00   0.27%
  60-89 Days.$    18,587,154.00   0.08%
  90+ Days...     39,087,363.00   0.18%
             ------------------  -------
     Total...$   117,026,546.00   0.52%
Foreclosure
Rate.........$     9,562,068.00   0.04%
Bankruptcy
Rate.........$    48,076,090.00   0.22%



                            DESCRIPTION OF THE NOTES

         The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

         As of May 17, 2004, the note principal balance of the notes was $127,338,573. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

         The May 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

The Indenture Trustee

         JPMorgan Chase Bank, a New York banking corporation, has succeeded to the corporate trust business of Bank One, National Association and has thereby become the indenture trustee under the Indenture.

         JPMorgan Chase Bank will make information available to noteholders via its internet website at http://www.jpmorgan.com/sfr. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472.

                                THE NOTE INSURER

         Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

         Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

         Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                   OTHER TAXES

         The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                              ERISA CONSIDERATIONS

         Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                     RATINGS

         The notes are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1


                                                      CWHEL 2001-B



Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                   Range
                                                                             -----
Aggregate Principal Balance                        $131,241,168

Weighted Average Mortgage Rate                             5.81%         2.63%       to         11.00%
Weighted Average Gross Margin                              1.85%         0.00%       to          8.00%
Weighted Average Maximum Mortgage Rate                    17.84%        12.00%       to         24.00%
Weighted Average Principal Balance                       $23,457            $0       to       $500,000
Weighted Average Credit Limit                            $29,890        $1,000       to       $500,000
Weighted Average Scheduled Remaining Term (months)           263            83       to            265
Weighted Average Combined Loan-to-Value Ratio             81.59%         4.59%       to        100.00%
Weighted Average Credit Limit Utilization Rate            78.48%         0.00%       to        100.00%
Weighted Average Minimum Rate                              1.85%         0.00%                   8.00%
Weighted Average Credit Score                                717
Weighted Average Second Mortgage Ratio                     23.93%        3.00%       to         98.00%




                                  CWHEL 2001-B

Mortgage Loan Principal Balances

                                                                                              Percentage of
Range of                                      Number of        Aggregate Unpaid    Reference Data Aggregate
Principal Balance                        Mortgage Loans       Principal Balance           Principal Balance
------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                1,671               $4,579,749                       3.49%
$ 10,000.01 to $ 20,000                           1,575              $23,854,331                      18.18
$ 20,000.01 to $ 30,000                           1,119              $28,390,951                      21.63
$ 30,000.01 to $ 40,000                             446              $15,451,267                      11.77
$ 40,000.01 to $ 50,000                             280              $12,719,761                       9.69
$ 50,000.01 to $ 60,000                             126               $6,925,281                       5.28
$ 60,000.01 to $ 70,000                              91               $6,003,124                       4.57
$ 70,000.01 to $ 80,000                              67               $5,024,632                       3.83
$ 80,000.01 to $ 90,000                              46               $3,903,387                       2.97
$ 90,000.01 to $100,000                              72               $6,977,476                       5.32
$100,000.01 to $125,000                              29               $3,257,826                       2.48
$125,000.01 to $150,000                              37               $5,174,856                       3.94
$150,000.01 to $175,000                               5                 $833,381                       0.63
$175,000.01 to $200,000                              10               $1,876,008                       1.43
$200,000.01 to $225,000                               2                 $416,372                       0.32
$225,000.01 to $250,000                               5               $1,176,523                       0.9
$250,000.01 to $275,000                               3                 $789,555                       0.6
$275,000.01 to $300,000                               4               $1,165,789                       0.89
$300,000.01 to $325,000                               2                 $619,555                       0.47
$325,000.01 to $350,000                               1                 $341,000                       0.26
$375,000.01 to $400,000                               1                 $392,500                       0.3
$400,000.01 to $425,000                               1                 $421,268                       0.32
$425,000.01 to $450,000                               1                 $446,573                       0.34
$475,000.01 to $500,000                               1                 $500,000                       0.38
------------------------------------------------------------------------------------------------------------
Total                                             5,595             $131,241,168                     100.00%
============================================================================================================






                                  CWHEL 2001-B


Geographic Distribution

                                                                                               Percentage of
                                              Number of       Aggregate Unpaid      Reference Date Aggregate
State                                    Mortgage Loans      Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------
Alabama                                            129              $2,232,535                         1.7 %
Alaska                                              17                $667,932                         0.51
Arizona                                            219              $4,527,714                         3.45
California                                         879             $30,245,155                        23.05
Colorado                                           244              $6,855,706                         5.22
Connecticut                                         50              $1,530,870                         1.17
Delaware                                            11                $199,032                         0.15
District of Columbia                                 1                 $17,019                         0.01
Florida                                            330              $6,323,592                         4.82
Georgia                                            205              $4,735,424                         3.61
Hawaii                                              41              $1,066,892                         0.81
Idaho                                               82              $1,574,506                         1.2
Illinois                                           209              $4,434,703                         3.38
Indiana                                            136              $2,580,528                         1.97
Iowa                                                22                $336,880                         0.26
Kansas                                             110              $2,261,290                         1.72
Kentucky                                            49              $1,117,564                         0.85
Louisiana                                           64              $1,205,662                         0.92
Maine                                               24                $363,325                         0.28
Maryland                                            80              $2,053,656                         1.56
Massachussetts                                     102              $2,589,760                         1.97
Michigan                                           294              $6,446,940                         4.91
Minnesota                                           56              $1,127,103                         0.86
Mississippi                                         22                $353,232                         0.27
Missouri                                           129              $2,658,487                         2.03
Montana                                             38                $755,042                         0.58
Nebraska                                            20                $452,510                         0.34
Nevada                                              63              $1,145,849                         0.87
New Hampshire                                       31                $822,651                         0.63
New Jersey                                         149              $3,420,704                         2.61
New Mexico                                          56              $1,240,106                         0.94
New York                                           138              $3,573,802                         2.72
North Carolina                                     215              $4,342,016                         3.31
North Dakota                                         4                $101,589                         0.08
Ohio                                               237              $3,993,365                         3.04
Oklahoma                                           106              $1,724,861                         1.31
Oregon                                              82              $1,849,655                         1.41
Pennsylvania                                       218              $3,847,198                         2.93
Rhode Island                                         8                $137,096                         0.1
South Carolina                                      64              $1,169,500                         0.89
South Dakota                                         5                 $61,281                         0.05
Tennessee                                           98              $1,924,411                         1.47
Texas                                               21                $286,565                         0.22
Utah                                               129              $3,277,271                         2.5
Vermont                                              3                 $38,070                         0.03
Virginia                                            86              $2,111,055                         1.61
Washington                                         193              $5,444,961                         4.15
West Virginia                                       18                $178,997                         0.14
Wisconsin                                           94              $1,370,166                         1.04
Wyoming                                             14                $466,942                         0.36
-------------------------------------------------------------------------------------------------------------
Total                                            5,595            $131,241,168                       100.00 %
=============================================================================================================




                                  CWHEL 2001-B

Combined Loan-to-Value Ratios

                                                                                                 Percentage of
Range of                                      Number of        Aggregate Unpaid       Reference Date Aggregate
Combined Loan-to-Value Ratios (%)        Mortgage Loans        Principal Balance             Principal Balance
----------------------------------------------------------------------------------------------------------------
0 -10.00                                              3                  $37,105                          0.03 %
10.01-20.00                                          16                 $359,534                          0.27
20.01-30.00                                          36                 $611,720                          0.47
30.01-40.00                                          78               $1,895,496                          1.44
40.01-50.00                                         143               $4,063,144                           3.1
50.01-60.00                                         256               $6,466,260                          4.93
60.01-70.00                                         634              $19,801,480                         15.09
70.01-80.00                                         865              $23,703,813                         18.06
80.01-90.00                                       2,020              $38,284,308                         29.17
90.01-100.00                                      1,544              $36,018,309                         27.44
----------------------------------------------------------------------------------------------------------------
Total                                             5,595             $131,241,168                        100.00 %
================================================================================================================



Mortgage Rates

                                                                                                 Percentage of
Range of Mortgage                             Number of        Aggregate Unpaid       Reference Date Aggregate
Rates(%)                                 Mortgage Loans        Principal Balance             Principal Balance
----------------------------------------------------------------------------------------------------------------
2.501 - 3.000                                         1                  $43,409                          0.03 %
3.501 - 4.000                                       714              $18,346,257                         13.98
4.001 - 4.500                                       661              $20,512,549                         15.63
4.501 - 5.000                                        66               $3,576,117                          2.72
5.001 - 5.500                                       486              $12,739,458                          9.71
5.501 - 6.000                                     1,128              $18,102,991                         13.79
6.001 - 6.500                                     1,103              $25,151,557                         19.16
6.501 - 7.000                                       422               $9,864,558                          7.52
7.001 - 7.500                                       500              $11,856,061                          9.03
7.501 - 8.000                                       256               $5,384,779                           4.1
8.001 - 8.500                                        87               $1,690,040                          1.29
8.501 - 9.000                                       155               $3,725,060                          2.84
9.001 - 9.500                                         8                  $58,056                          0.04
10.001 - 10.500                                       6                 $175,557                          0.13
10.501 - 11.000                                       2                  $14,720                          0.01
----------------------------------------------------------------------------------------------------------------
Total                                             5,595             $131,241,168                        100.00 %
================================================================================================================





                                  CWHEL 2001-B


Types of Mortgaged Property

                                                                                          Percentage of
                                        Number of         Aggregate Unpaid     Reference Date Aggregate
Property Type                      Mortgage Loans        Principal Balance            Principal Balance
---------------------------------------------------------------------------------------------------------
Single Family Residence                     4,553             $105,508,260                        80.39 %
Planned Unit Development (PUD)                729              $19,155,081                         14.6
Low-rise Condominium                          271               $5,473,020                         4.17
2-4 Family Residence                           42               $1,104,808                         0.84
---------------------------------------------------------------------------------------------------------
Total                                       5,595             $131,241,168                       100.00 %
=========================================================================================================



Lien Priority

                                                                                          Percentage of
                                        Number of         Aggregate Unpaid     Reference Date Aggregate
Lien Priority                      Mortgage Loans        Principal Balance            Principal Balance
---------------------------------------------------------------------------------------------------------
1st Liens                                      63               $3,335,233                         2.54 %
2nd Liens                                   5,532             $127,905,935                        97.46
---------------------------------------------------------------------------------------------------------
Total                                       5,595             $131,241,168                       100.00 %
=========================================================================================================



Gross Margin

                                                                                          Percentage of
Range of Gross                          Number of         Aggregate Unpaid     Reference Date Aggregate
Margins(%)                         Mortgage Loans        Principal Balance            Principal Balance
---------------------------------------------------------------------------------------------------------
0                                             699              $18,265,354                        13.92 %
0.001 - 0.250                                  78               $3,483,552                         2.65
0.251 - 0.500                                 548              $15,357,313                         11.7
0.501 - 0.750                                  17                 $932,366                         0.71
0.751 - 1.000                                  48               $2,875,737                         2.19
1.001 - 1.250                                 323               $8,398,635                          6.4
1.251 - 1.500                                 182               $5,041,638                         3.84
1.501 - 1.750                                  98               $2,452,468                         1.87
1.751 - 2.000                               1,011              $15,307,943                        11.66
2.001 - 2.250                                 367               $7,859,388                         5.99
2.251 - 2.500                                 727              $17,016,528                        12.97
2.501 - 2.750                                  70               $2,167,403                         1.65
2.751 - 3.000                                 360               $7,762,127                         5.91
3.001 - 3.250                                  68                 $995,366                         0.76
3.251 - 3.500                                 447              $11,251,770                         8.57
3.501 - 3.750                                 238               $5,238,462                         3.99
3.751 - 4.000                                  39                 $709,314                         0.54
4.001 - 4.250                                  77               $1,577,087                          1.2
4.251 - 4.500                                  14                 $206,839                         0.16
4.501 - 4.750                                 142               $3,629,662                         2.77
4.751 - 5.000                                  23                 $336,119                         0.26
5.001 - 5.250                                   2                  $12,953                         0.01
5.251 - 5.500                                   8                  $69,469                         0.05
6.001 - 6.250                                   3                  $95,428                         0.07
6.251 - 6.500                                   3                  $80,129                         0.06
6.501 - 6.750                                   1                  $19,098                         0.01
6.751 - 7.000                                   1                       $0                            0
7.751 - 8.000                                   1                  $99,020                         0.08
---------------------------------------------------------------------------------------------------------
Total                                       5,595             $131,241,168                       100.00 %
=========================================================================================================





                                  CWHEL 2001-B



Maximum Mortgage Rates
                                                                                                 Percentage of
Maximum Mortgage                                 Number of      Aggregate Unpaid      Reference Date Aggregate
Rates (%)                                   Mortgage Loans     Principal Balance           Principal Balance %
-----------------------------------------------------------------------------------------------------------------
12.00                                                    1               $19,993                        0.02
12.50                                                   18              $511,563                        0.39
13.50                                                    3               $89,814                        0.07
15.00                                                    2               $32,161                        0.02
16.00                                                  215            $4,342,016                        3.31
17.00                                                  526           $11,697,126                        8.91
18.00                                                4,797          $113,861,392                       86.76
21.00                                                    1               $24,492                        0.02
21.75                                                   30              $631,395                        0.48
24.00                                                    2               $31,216                        0.02
-----------------------------------------------------------------------------------------------------------------
Total                                                5,595          $131,241,168                      100.00 %
=================================================================================================================



Remaining Term To Maturity
                                                                                                 Percentage of
Range of Remaining Terms to                      Number of      Aggregate Unpaid      Reference Date Aggregate
Maturity (Months)                           Mortgage Loans     Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------------
73 - 84                                                 15              $134,920                         0.1 %
85 - 96                                                  3               $44,077                         0.03
133 - 144                                                6              $207,464                         0.16
145 - 156                                                3              $188,850                         0.14
193 - 204                                               67            $1,407,515                         1.07
205 - 216                                               31              $516,896                         0.39
253 - 264                                            3,778           $87,900,591                        66.98
265 - 276                                            1,692           $40,840,856                        31.12
------------------------------------------------------------------------------------------------------------------
Total                                                5,595          $131,241,168                       100.00 %
==================================================================================================================



Origination Year
                                                                                                 Percentage of
                                                 Number of      Aggregate Unpaid      Reference Date Aggregate
Year of Origination                         Mortgage Loans     Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------------
2000                                                     1               $14,975                         0.01 %
2001                                                 5,594          $131,226,193                        99.99
------------------------------------------------------------------------------------------------------------------
Total                                                5,595          $131,241,168                       100.00 %
==================================================================================================================





                                  CWHEL 2001-B


Credit Limit Range

                                                                                             Percentage of
Range of Credit                                Number of      Aggregate Unpaid    Reference Date Aggregate
Limits ($)                                Mortgage Loans     Principal Balance           Principal Balance
-------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                   779            $4,410,726                        3.36
$ 10,000.01 to $ 20,000                            1,912           $23,802,370                       18.14
$ 20,000.01 to $ 30,000                            1,347           $28,429,150                       21.66
$ 30,000.01 to $ 40,000                              536           $15,238,448                       11.61
$ 40,000.01 to $ 50,000                              383           $12,934,256                        9.86
$ 50,000.01 to $ 60,000                              149            $7,045,722                        5.37
$ 60,000.01 to $ 70,000                              103            $5,858,193                        4.46
$ 70,000.01 to $ 80,000                               81            $5,149,066                        3.92
$ 80,000.01 to $ 90,000                               59            $3,899,710                        2.97
$ 90,000.01 to $100,000                              105            $6,977,798                        5.32
$100,000.01 to $125,000                               32            $3,137,826                        2.39
$125,000.01 to $150,000                               54            $5,175,837                        3.94
$150,000.01 to $175,000                                6              $953,381                        0.73
$175,000.01 to $200,000                               14            $1,876,009                        1.43
$200,000.01 to $225,000                                4              $499,911                        0.38
$225,000.01 to $250,000                                9            $1,176,523                         0.9
$250,000.01 to $275,000                                3              $789,555                         0.6 %
$275,000.01 to $300,000                                6            $1,165,789                        0.89
$300,000.01 to $325,000                                2              $619,555                        0.47
$325,000.01 to $350,000                                2              $341,000                        0.26
$375,000.01 to $400,000                                1              $392,500                         0.3
$400,000.01 to $425,000                                1              $421,268                        0.32
$425,000.01 to $450,000                                1              $446,573                        0.34
$475,000.01 to $500,000                                6              $500,000                        0.38
-------------------------------------------------------------------------------------------------------------
Total                                              5,595          $131,241,168                      100.00 %
=============================================================================================================




                                  CWHEL 2001-B



Credit Limit Utilization Rates

                                                                                      Percentage of
Range of Credit Limit                 Number of       Aggregate Unpaid     Reference Date Aggregate
Utilization Rates (%)            Mortgage Loans      Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------
0.00%                                       968                   $924                            0 %
0.01% - 10.00%                               22                $12,757                         0.01
10.01% - 20.00%                               3                 $3,782                            0
20.01% - 30.00%                               2                $10,498                         0.01
30.01% - 40.00%                               2                $84,550                         0.06
40.01% - 50.00%                               3                 $8,999                         0.01
50.01% - 60.00%                               7                $28,335                         0.02
60.01% - 70.00%                               6                $45,314                         0.03
70.01% - 80.00%                              23               $316,469                         0.24
80.01% - 90.00%                              55               $618,067                         0.47
90.01% - 100.00%                          4,504           $130,111,474                        99.14
-----------------------------------------------------------------------------------------------------
Total                                     5,595           $131,241,168                       100.00 %
=====================================================================================================




Minimum Mortgage Rate

                                                                                      Percentage of
Range of Minimum                      Number of       Aggregate Unpaid     Reference Date Aggregate
Rates(%)                         Mortgage Loans      Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------
0                                           699            $18,265,354                        13.92 %
0.001 - 0.250                                78             $3,483,552                         2.65
0.251 - 0.500                               548            $15,357,313                         11.7
0.501 - 0.750                                17               $932,366                         0.71
0.751 - 1.000                                48             $2,875,737                         2.19
1.001 - 1.250                               323             $8,398,635                          6.4
1.251 - 1.500                               182             $5,041,638                         3.84
1.501 - 1.750                                98             $2,452,468                         1.87
1.751 - 2.000                             1,011            $15,307,943                        11.66
2.001 - 2.250                               367             $7,859,388                         5.99
2.251 - 2.500                               727            $17,016,528                        12.97
2.501 - 2.750                                70             $2,167,403                         1.65
2.751 - 3.000                               360             $7,762,127                         5.91
3.001 - 3.250                                68               $995,366                         0.76
3.251 - 3.500                               447            $11,251,770                         8.57
3.501 - 3.750                               238             $5,238,462                         3.99
3.751 - 4.000                                39               $709,314                         0.54
4.001 - 4.250                                77             $1,577,087                         1.2
4.251 - 4.500                                14               $206,839                         0.16
4.501 - 4.750                               142             $3,629,662                         2.77
4.751 - 5.000                                23               $336,119                         0.26
5.001 - 5.250                                 2                $12,953                         0.01
5.251 - 5.500                                 8                $69,469                         0.05
6.001 - 6.250                                 3                $95,428                         0.07
6.251 - 6.500                                 3                $80,129                         0.06
6.501 - 6.750                                 1                $19,098                         0.01
6.751 - 7.000                                 1                     $0                         0.08
7.751 - 8.000                                 1                $99,020                          100
-----------------------------------------------------------------------------------------------------
Total                                     5,595           $131,241,168                       100.00 %
======================================================================================================




                                  CWHEL 2001-B


FICO Ranges

                                                                                % Of Aggregate
Fico Range                      Number of Loans         Principal Balance    Principal Balance
---------------------------------------------------------------------------------------------------
821 - 840                                    32                  $286,968                 0.22 %
801 - 820                                   193                $3,136,911                 2.39
781 - 800                                   446                $8,482,359                 6.46
761 - 780                                   675               $13,395,022                10.21
741 - 760                                   783               $17,740,605                13.52
721 - 740                                   760               $18,628,951                14.19
701 - 720                                   801               $19,737,021                15.04
681 - 700                                   711               $18,580,073                14.16
661 - 680                                   681               $18,614,103                14.18
641 - 660                                   280                $7,466,475                 5.69
621 - 640                                   214                $4,799,495                 3.66
601 - 620                                    17                  $325,193                 0.25
581 - 600                                     2                   $47,992                 0.04
---------------------------------------------------------------------------------------------------
Total                                     5,595              $131,241,168               100.00 %
===================================================================================================



Occupancy Type
                                                                                    Percentage of
                                                      Aggregate Principal     Aggregate Principal
Occupancy Type                  Number of Loans       Balance Outstanding     Balance Outstanding
---------------------------------------------------------------------------------------------------
Owner Occupied                             5535              $129,767,189                99.88 %
Non-Owner Occupied                           36                $1,092,625                 0.83
Second Home                                  24                  $381,353                 0.29
---------------------------------------------------------------------------------------------------
Total                                     5,595              $131,241,168               100.00 %
===================================================================================================



Documentation Type
                                                                                    Percentage of
                                                      Aggregate Principal     Aggregate Principal
Documentation Type              Number of Loans       Balance Outstanding     Balance Outstanding
---------------------------------------------------------------------------------------------------
Alt Documentation                          2719               $61,760,212                47.06 %
Full Documentation                          877               $30,654,591                23.36
Reduced Documentation                       182                $8,332,545                 0.06
Streamlined Documentation                   660               $15,093,019                 0.12
Super Streamlined Documentation            1157               $15,400,800                 0.12
---------------------------------------------------------------------------------------------------
Total                                     5,595              $131,241,168               100.00 %
===================================================================================================



                                    EXHIBIT 2

-------------------------------------------------------------------------------
                             RECONCILIATION REPORT

                                               ISSUE DATE:            31-May-01

DEAL NAME:     COUNTRYWIDE HOME LOANS, INC.    DISTRIBUTION DATE:     17-May-04

               Revolving Home Equity Loan DETERMINATION DATE 12-May-04 Asset Backed Certificates,
               Series 2001-B                   RUN DATE:              11-May-04
                                                                    09:10:10 AM
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I.  CASH RECONCILIATION
-------------------------------------------------------------------------------

A.   Cash Available for Distribution        _____     _____      Total
                                                                 -----

Net Collections Interest Collections -                        661,866.85
per Servicer Report

Principal Collections - per Servicer Report                 7,365,047.83

Residual Advance                                                    0.00

Cash Released from Additional Loan Account                          0.00

Insured Payment                                                     0.00
-------------------                                         -------------
Total Deposit to Collection Account                         8,026,914.68


-------------------------------------------------------------------------------
II.  DISTRIBUTION SUMMARY AND RECONCILIATION
-------------------------------------------------------------------------------

A.  Amounts Distributed:

Section 5.01

Premium to Credit Enhancer                                     18,039.63

Fannie Mae Guarantee Fee                                            0.00

Investor Certificate Interest and Unpaid
Investor Certificate Interest                                 156,890.79

Unreimbursed Credit Enhancement Draw Amounts                        0.00

Reserve Fund Deposit                                                0.00

Amounts owed Master Servicer per Sect. 3.08 and 7.03                0.00

Basis Risk Carryforward                                             0.00

Class A Investor Certificate Principal Distributed           5,369,805.03

Transferor Interest Distributed                                472,417.91

Transferor Principal Distributed                             2,009,761.32
                                                             -------------

Total Distributions                                          8,026,914.68

Difference (Remains in Collections Account)                          0.00
                                                             =============

Balance Reconciliation
----------------------

Loan Group Beginning Balance                               136,611,399.96

Loan Group Ending Balance                                  131,241,167.93
                                                           --------------
Change in Balance                                            5,370,232.03

Principal Collections                                        7,365,047.83

Liquidation Loss Amount                                         14,945.52

Additional Balances                                          2,009,761.32
                                                            -------------
Balance Check                                                        0.00
                                                            =============